AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                               CHIC BY H.I.S, INC.

                                  as Borrower,

                                       AND

                THE DOMESTIC SUBSIDIARIES OF CHIC BY H.I.S, INC.

                                 as Guarantors,

                                       AND

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                               NATIONSBANK, N.A.,

                                    as Agent

                           DATED AS OF MARCH 17, 1997

                               TABLE OF CONTENTS

SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

    1.1 Definitions...........................................................1

    1.2 Computation of Time Periods and Other Definitional Provisions........19

    1.3 Accounting Terms.....................................................20


                                    SECTION 2

CREDIT FACILITIES

    2.1 Revolving Loans......................................................20

    2.2 Term Loans...........................................................22

    2.3 Continuations and Conversions........................................23

    2.4 Minimum Amounts......................................................24

    2.5 Notes................................................................24


                                    SECTION 3

GENERAL PROVISIONS APPLICABLE TO LOANS

    3.1 Interest.............................................................24

    3.2 Place and Manner of Payments.........................................25

    3.3 Prepayments..........................................................25

    3.4 Commitment Fees......................................................27

    3.5 Payment in full at Maturity..........................................27

    3.6 Computations of Interest and Fees....................................27

    3.7 Pro Rata Treatment...................................................28

    3.8 Sharing of Payments..................................................28

    3.9 Capital Adequacy.....................................................29

    3.10 Inability To Determine Interest Rate................................30

    3.11 Illegality..........................................................30

    3.12 Requirements of Law.................................................31

    3.13 Taxes...............................................................32

    3.14 Indemnity...........................................................34


                                    SECTION 4

GUARANTY

    4.1 Guaranty of Payment..................................................35

    4.2 Obligations Unconditional............................................35

    4.3 Modifications........................................................36

    4.4 Waiver of Rights.....................................................36

    4.5 Reinstatement........................................................37

    4.6 Remedies.............................................................37

    4.7 Limitation of Guaranty...............................................37

    4.8 Rights of Contribution...............................................37


                                    SECTION 5

CONDITIONS PRECEDENT

    5.1 Closing Conditions...................................................38

    5.2 Conditions to All Revolving Loans....................................40


                                    SECTION 6

REPRESENTATIONS AND WARRANTIES

    6.1 Financial Condition..................................................41

    6.2 No Material Change...................................................41

    6.3 Organization and Good Standing.......................................42

    6.4 Due Authorization....................................................42

    6.5 No Conflicts.........................................................42

    6.6 Consents.............................................................42

    6.7 Enforceable Obligations..............................................43

    6.8 No Default...........................................................43

    6.9 Ownership............................................................43

    6.10 Indebtedness........................................................43

    6.11 Litigation..........................................................43

    6.12 Taxes...............................................................43

    6.13 Compliance with Law.................................................44

    6.14 ERISA...............................................................44

    6.15 Subsidiaries........................................................45

    6.16 Use of Proceeds; Margin Stock.......................................45

    6.17 Government Regulation...............................................45

    6.18 Environmental Matters...............................................46

    6.19 Intellectual Property...............................................47

    6.20 Solvency............................................................48

    6.21 Investments.........................................................48

    6.22 Chief Executive Office..............................................48

    6.23 Disclosure..........................................................48

    6.24 Licenses, etc.......................................................48

    6.25 Collateral Documents................................................48


                                    SECTION 7

AFFIRMATIVE COVENANTS

    7.1 Information Covenants................................................49

    7.2 Financial Covenants..................................................51

    7.3 Preservation of Existence and Franchises.............................52

    7.4 Books and Records....................................................52

    7.5 Compliance with Law..................................................52

    7.6 Payment of Taxes and Other Indebtedness..............................53

    7.7z Insurance...........................................................53

    7.8 Maintenance of Property..............................................53

    7.9 Performance of Obligations...........................................53

    7.10 Collateral..........................................................53

    7.11 Use of Proceeds.....................................................54

    7.12 Audits/Inspections..................................................54

    7.13 Additional Credit Parties...........................................54

    7.14 Stock Certificates..................................................54


                                    SECTION 8

NEGATIVE COVENANTS

    8.1 Indebtedness.........................................................55

    8.2 Liens................................................................56

    8.3 Nature of Business...................................................56

    8.4 Consolidation and Merger.............................................56

    8.5 Sale or Lease of Assets..............................................56

    8.6 Sale Leasebacks......................................................57

    8.7 Advances, Investments and Loans......................................57

    8.8 Restricted Payments..................................................57

    8.9 Transactions with Affiliates.........................................57

    8.10 Fiscal Year; Organizational Documents...............................58

    8.11 Negative Pledges....................................................58

    8.12 Consulting Fees.....................................................58


                                    SECTION 9

EVENTS OF DEFAULT

    9.1 Events of Default....................................................58

    9.2 Acceleration; Remedies...............................................61

    9.3 Allocation of Payments After Event of Default........................62

                                   SECTION 10

AGENCY PROVISIONS

    10.1 Appointment.........................................................63

    10.2 Delegation of Duties................................................63

    10.3 Exculpatory Provisions..............................................64

    10.4 Reliance on Communications..........................................64

    10.5 Notice of Default...................................................65

    10.6 Non-Reliance on Agent and Other Lenders.............................65

    10.7 Indemnification.....................................................65

    10.8 Agent in Its Individual Capacity....................................66

    10.9 Successor Agent.....................................................66


                           SECTION 11

MISCELLANEOUS

    11.1 Notices.............................................................67

    11.2 Right of Set-Off....................................................67

    11.3 Benefit of Agreement................................................67

    11.4 No Waiver; Remedies Cumulative......................................70

    11.5 Payment of Expenses; Indemnification................................70

    11.6 Amendments, Waivers and Consents....................................71

    11.7 Counterparts........................................................72

    11.8 Headings............................................................72

    11.9 Defaulting Lender...................................................72

    11.10 Survival of Indemnification and Representations and Warranties.....72

    11.11 Governing Law; Jurisdiction........................................73

    11.12 Waiver of Jury Trial...............................................73

    11.13 Time...............................................................74

    11.14 Severability.......................................................74

    11.15 Entirety...........................................................74

    11.16 Binding Effect.....................................................74

    11.17 Confidentiality....................................................74

    11.18 Amendment and Restatement of Existing Credit Agreement.............75

    11.19 Release of Collateral..............................................75

SCHEDULES

Schedule 1.1(a)       Commitment Percentages
Schedule 6.10         Indebtedness
Schedule 6.15         Subsidiaries
Schedule 6.22         Chief Executive Offices
Schedule 8.2          Liens
Schedule 11.1         Notices

EXHIBITS

Exhibit 2.1(b)        Form of Notice of Borrowing
Exhibit 2.3           Form of Notice of Continuation/Conversion
Exhibit 2.5(a)        Form of Revolving Loan Note
Exhibit 2.5(b)        Form of Term Loan Note
Exhibit 7.1(c)        Form of Borrowing Base Report
Exhibit 7.1(d)        Form of Officer's Certificate
Exhibit 7.13          Form of Joinder Agreement
Exhibit 11.3          Form of Assignment Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of March 17, 1997 among CHIC BY H.I.S, INC., a Delaware corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), and NATIONSBANK, N.A., as Agent for the Lenders.

                                    RECITALS

      WHEREAS, the Borrower is currently party to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 15, 1994 (the "Existing Credit Agreement"); and

      WHEREAS, the Borrower and the Guarantors have requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 Definitions.

      As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

            "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

            "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means NationsBank, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

            "Applicable Percentage" means the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

      --------------------------------------------------------------------------
                                             Applicable          Applicable
        Pricing                            Percentage For      Percentage For
          Level       Leverage Ratio      Eurodollar Loans    Base Rate Loans
      --------------------------------------------------------------------------
           I          < 2.75 to 1.0            1.00%                0%
      --------------------------------------------------------------------------
          II        < 3.75 to 1.0 but          1.25%                0%
                      $ 2.75 to 1.0
      --------------------------------------------------------------------------
          III         $ 3.75 to 1.0            1.50%               .25%
      --------------------------------------------------------------------------

            The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(d); provided that the initial Applicable Percentage shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(d) on or before the most recent Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level III until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans as well as any new Loans made.

            "Asset Disposition" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise other than those permitted by the terms of Section 8.5(a), (b) or (c).

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

            "Borrower" means Chic by H.I.S, Inc., a Delaware corporation, together with any successors and permitted assigns.

            "Borrowing Base Assets" means, at any date of determination, the sum of (a) 50% of Eligible Inventory plus (b) 80% of Eligible Receivables.

            "Borrowing Base Report" means a report in the form of Exhibit
      7.1(c).

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

            "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

            "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

            "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of
      (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $100,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

            "Change in Control" means (a) the shares of common stock of the Borrower are neither listed for trading on a United States national securities exchange nor approved for trading on an established over-the-counter trading market in the United States; (b) the Board of Directors of the Borrower authorizes, approves of or enters into an agreement that contemplates (i) a merger or consolidation of the Borrower, if, as a result thereof, the owners of the equity securities of the Borrower immediately preceding such event own 50% or less of the equity interests of the surviving entity immediately after such event, (ii) a sale of all or substantially all of the assets of the Borrower, as the case may be, (iii) the acquisition by the Borrower for cash, property or securities (other than its own equity securities), in one transaction or a series of related transactions, of 30% or more of the fair market value of the equity securities of the Borrower outstanding immediately prior to the commencement of such acquisitions, or (iv) a distribution by the Borrower to its equity holders, in one transaction or a series of related transactions, of cash, property or securities having an aggregate fair market value at the time of distribution that is 30% of the fair market value of the equity securities of the Borrower outstanding immediately prior to such distribution; (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Borrower cease for any reason to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of a majority of directors of the Borrower then still in office who were directors at the beginning of any such period; and (d) any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the shares of common stock or the voting capital stock of the Borrower.

            "Closing Date" means the date hereof.

            "CMLTD" means all principal payments that were due on long term debt (as defined in accordance with GAAP) and Capital Leases of the Borrower and its Subsidiaries during the applicable period.

            "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

            "Collateral" means all collateral referred to in and covered by the Collateral Documents.

            "Collateral Documents" means the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral, including without limitation, the UCC financing statements.

            "Commitment Fees" means the fees payable to the Lenders pursuant to
      Section 3.4.

            "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount and the Term Loan Committed Amount.

            "Credit Documents" means this Credit Agreement, the Notes, the Subordination Agreement, any Joinder Agreement, the Collateral Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

            "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

            "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any of its Subsidiaries is a party.

            "Current Assets" means, at any time, all items which, in accordance with GAAP, would be classified as current assets on a consolidated balance sheet of the Borrower.

            "Current Liabilities" means, at any time, all items which, in accordance with GAAP, would be classified as current liabilities on a consolidated balance sheet of the Borrower.

            "Debt Issuance" means the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
      (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

            "Dollars" and "$" means dollars in lawful currency of the United States of America.

            "Domestic Subsidiaries" means all direct and indirect Subsidiaries of Borrower that are domiciled, incorporated, or organized under the laws of any state of the United States or has any material assets located in the United States of America.

            "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains outside of the ordinary course of business and any non-cash losses incurred prior to the end of the 1996 fiscal year) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, local, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.

            "Effective Date" means the date on which the conditions set forth in
      Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made.

            "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with capital of at least $500 million and with an office in the United States.

            "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate cost (valued by the FIFO method) or fair market value of all raw materials, work in process and finished goods inventory owned by the Credit Parties as of such date, less appropriate reserves determined in accordance with GAAP, but excluding (a) inventory subject to any Lien, other than Permitted Liens; provided that any Inventory subject to a purchase money Lien shall not be deemed to be Eligible Inventory, (b) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (c) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the applicable Credit Party's business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (d) inventory which is not located in the United States and (e) inventory which is leased or on consignment.

            "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate of all accounts receivable reflected on the balance sheet of the Borrower and its Domestic Subsidiaries as of such date, less appropriate reserves determined in accordance with GAAP, but excluding (a) accounts receivable that are more than 89 days past due, (b) accounts receivable subject to any Lien (other than Permitted Liens), (c) accounts receivable for obligations that have not been fully performed or that are subject to dispute and (d) accounts receivable with respect to which the obligor is (i) past due on more than 50% of its obligations to the Credit Parties, (ii) an Affiliate of the Borrower or one of its Subsidiaries, (iii) located outside of the United States or Canada or (iv) the government of the United States or an agency of the government of the United States.

            "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

            "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or binding directive issued thereunder.

            "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person of (a) shares of its capital stock or other equity interests, (b) any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants where the aggregate consideration paid by such Person exceeds $100,000 or (c) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or, solely for the purposes of potential liability under Section 302(c)(ll) of ERISA and Section 412(c)(ll) of the Code and the lien created under
      Section 302(f) of ERISA and Section 412(o) of the Code, Section 414(m) of the Code.

            "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

            Eurodollar Rate =     London Interbank Offered Rate
                                ---------------------------------
                                1 - Eurodollar Reserve Percentage

            "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities, as that term is defined in Regulation D, having a term equal to the Interest Period for which such Eurodollar Reserve Percentage is being calculated (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" means any of the events or circumstances described in Section 9.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

            "Existing Credit Agreement" has the meaning set forth in the recitals to this Credit Agreement.

            "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by three Federal Funds brokers of recognized standing on such day on such transactions as determined by the Agent.

            "Fee Letter" means the fee letter between the Agent and the Borrower dated as of the Closing Date.

            "Fixed Charge Ratio" means the ratio of (a) an amount equal to (i) EBITDA minus (ii) Capital Expenditures of the Borrower and its Subsidiaries (other than Capital Expenditures incurred with Indebtedness subject to Permitted Liens) minus (iii) cash tax expenditures of the Borrower and its Subsidiaries to (b) an amount equal to (i) cash Interest Expense of the Borrower and its Subsidiaries plus (ii) dividends paid by the Borrower plus (iii) CMLTD.

            "Foreign Subsidiaries" means all Subsidiaries of the Borrower that are not Domestic Subsidiaries.

            "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all

      Guaranty Obligations of the Borrower and its Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Borrower and its Subsidiaries whether or not such Funded Debt has been assumed by the Borrower or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section .

            "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantor" means each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or
      (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
      (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

            "Interest Expense" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

            "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each month and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

            "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

            "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13.

            "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

            "Leverage Ratio" means, at the end of each fiscal quarter of the Borrower, the ratio of (a) all Funded Debt of the Borrower and its Subsidiaries to (b) EBITDA for the prior twelve month period.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

            "Loan" or "Loans" means the Revolving Loans and/or the Term Loans (or a portion of any such Loan), individually or collectively, as appropriate or any Participation Interest purchased in such Loan or Loans.

            "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period and for an amount comparable to such Eurodollar Loan; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period and for an amount comparable to such Eurodollar Loan; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "Material Adverse Effect" means a material adverse effect on (a) the operations, financial condition or business of the Borrower and its Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its respective material obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

            "Maturity Date" means March 31, 2000.

            "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

            "Net Cash Proceeds" means the gross cash proceeds (including cash actually received (but only when received) by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of (a) transaction costs, fees and expenses payable to third parties and (b) a good faith estimate of the taxes payable with respect to such gross proceeds.

            "Net Income" means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

            "Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

            "Non-Excluded Taxes" has the meaning set forth in Section 3.13.

            "Note" or "Notes" means the Revolving Loan Notes and the Term Loan Notes, individually or collectively, as appropriate.

            "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

            "Notice of Continuation/Conversion" means a request by the Borrower in the form of Exhibit 2.3 to (a) continue an existing Eurodollar Loan to a new Interest Period or (b) convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan.

            "Operating Lease" means, as to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as an operating lease.

            "Participation Interest" means the extension of credit by a Lender by way of a purchase of a participation in any Loans as provided in
      Section 3.8.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

            "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party; (e) investments in Foreign Subsidiaries not to exceed $5,000,000, in the aggregate, at any one time,
      (f) loans to directors, officers or employees of a Credit Party in the ordinary course of business for reasonable business expenses, not to exceed $500,000, in the aggregate, at any one time, and (g) Investments in Capital Expenditures.

            "Permitted Liens" means (a) Liens securing Credit Party Obligations,
      (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of- money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under Section 8.1(e) and (f), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution,
      (k) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date, (l) rights reserved to or vested in any municipality or public authority to control or regulate, or to use, any property of the Borrower that do not materially impair the use and/or value of such property for the purposes for which it is held by the Borrower and/or its Subsidiaries and (m) Liens arising out of claims against the Borrower and its Affiliates for employee wages as set forth in 66-13-101 of the Tennessee Statutes Annotated, as amended from time to time, such Liens not to exceed $20,000 for Borrower and its Affiliates taken as a whole.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I (other than Subtitle A or Part 1 of Subtitle B thereof) or Title IV of ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower in favor of the Agent, for the benefit of the Lenders, to secure its obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

            "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

            "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 67% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Term Loan Commitment Percentage of such Lender multiplied by the aggregate amount of Term Loans outstanding at such time and (b) at any time after the termination of the Commitments, the sum of the principal balance of the outstanding Loans of such Lender.

            "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

            "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "Revolving Committed Amount" means THIRTY MILLION DOLLARS ($30,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

            "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

            "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and
      (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subordination Agreement" means that certain Subordination Agreement, dated as the Closing Date, among Henry J. Siegel Company, Inc., Jesse S. Siegel and the Agent.

            "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

            "Tangible Net Worth" means, as of any date, an amount equal to Net Worth minus the book value of those assets on the balance sheet of the Borrower and its Subsidiaries that would, in accordance with GAAP, be treated as intangibles.

            "Term Loans" means the Term Loans made to the Borrower pursuant to
      Section 2.2(a).

            "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "Term Loan Committed Amount" means TWENTY MILLION DOLLARS ($20,000,000).

            "Term Loan Note" or "Term Loan Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.3(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time as evidenced in the form of Exhibit 2.6(b).

            "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

            "Total Liabilities" means, as of any date, all items (including Capital Leases) which, in accordance with GAAP, would be classified as a liability on the balance sheet of the Borrower and its Subsidiaries.

            "Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans.

      1.2 Computation of Time Periods and Other Definitional Provisions.
      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

      1.3 Accounting Terms.
      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2

                                CREDIT FACILITIES

      2.1 Revolving Loans.
            (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Assets and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

            (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of
      Exhibit 2.1(b) to the Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate, or the Adjusted Eurodollar Rate, (C) with respect to Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2.

            (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

            (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

      2.2 Term Loans.
            (a) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Effective Date, to make a term loan (collectively, the "Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made on the Effective Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans cannot be reborrowed.

            (b) Funding of Term Loans. On the Effective Date, each applicable Lender will make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Agent by deposit, in Dollars and in immediately available funds, at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the Term Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Term Loans are made available to the Agent. All Term Loans on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.3.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Agent may assume that such Lender has or will make the amount of its Term Loans available to the Agent on the Effective Date, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan and (ii) from a Lender at the Federal Funds Rate.

            (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:

                   Principal Amortization               Term Loan Principal
                       Payment Dates                   Amortization Payment
                   ----------------------              ---------------------

                      June 30, 1997                         $1,000,000
                      September 30, 1997                    $1,000,000
                      December 31, 1997                     $1,000,000
                      March 31, 1998                        $1,000,000
                      June 30, 1998                         $1,000,000
                      September 30, 1998                    $1,000,000
                      December 31, 1998                     $1,000,000
                      March 31, 1999                        $1,000,000
                      June 30, 1999                         $1,000,000
                      September 30, 1999                    $1,000,000
                      December 31, 1999                     $1,000,000
                      March 31, 2000                        $9,000,000

                      Total                                $20,000,000

      2.3 Continuations and Conversions.
      The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.3, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) after notice from the Agent or the Required Lenders, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans or Term Loans, (B) whether the Borrower wishes to continue or convert such Loans and (C) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

      2.4 Minimum Amounts.

      Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $100,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount or the Term Loan Committed Amount, as applicable and (c) no more than five Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

      2.5 Notes.
            (a) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of
      Exhibit 2.5(a).

            (b) Term Loan Notes. The Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Term Loan Commitment Percentage of the Term Loan Committed Amount in substantially the form of
      Exhibit 2.5(b).

                                    SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS

      3.1 Interest.
            (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

            (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum).

            (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

      3.2 Place and Manner of Payments.
      All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent, the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      3.3 Prepayments.
            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14; (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof; and
      (iii) voluntary prepayments with respect to the Term Loans shall be applied in direct order to the principal payments due under Section 2.2(c).

            (b) Mandatory Prepayments.

                  (i) Committed Amount. If at any time the aggregate amount of
            Revolving Loans outstanding exceeds the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Assets, the Borrower shall immediately make a principal payment to the Lenders in the manner and in an amount necessary to be in compliance with Section 2.1.

                  (ii) Asset Dispositions. Immediately upon receipt by a Credit
            Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below); provided, however, that (A) the Borrower shall not be required, in connection with the sale of stock of h.i.s. sportswear AG permitted by the terms of this Credit Agreement, to forward to the Lenders (as a prepayment of the Loans) an amount equal to the lesser of (x) $10 million and (y) 25% of the Net Cash Proceeds from such sale and (B) the Borrower shall not be required to forward to the Lenders (as a prepayment of the Loans) the first $5,000,000 in Net Cash Proceeds received from all other Asset Dispositions during the term of this Credit Agreement.

                  (iii) Issuances of Debt. Immediately upon receipt by a Credit
            Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                  (iv) Issuances of Equity. Immediately upon receipt by a Credit
            Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

            (c) All amounts required to be paid pursuant to Section 3.3(b)(ii)(B) and Section 3.3(b)(iii) shall be applied first to the Term Loans (first to the principal payment due March 31, 2000 and then pro rata among all remaining principal payments) until such Term Loans have been paid in full and second to the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount). All amounts required to be paid pursuant to Section 3.3(b)(ii)(A) and Section 3.3(b)(iv) shall be applied first to the Term Loans (first to the principal payment due March 31, 2000 and then pro rata among all remaining principal payments) until such Term Loans have been paid in full and second to the Revolving Loans (without any reduction in the Revolving Committed Amount). Within the parameters of such application prepayments shall be applied first to Base Rate Loans and second to

      Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

      3.4 Commitment Fees.
      In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to .375% multiplied by the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

      3.5 Payment in full at Maturity.

      On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

      3.6 Computations of Interest and Fees.

            (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

            (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

      3.7 Pro Rata Treatment.
      Except to the extent otherwise provided herein, each Revolving Loan borrowing, each payment or prepayment of principal of any Loan, each payment of fees, each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages and Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date three Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

      3.8 Sharing of Payments.
      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section
3.8 to share in the benefits of any recovery on such secured claim.

      3.9 Capital Adequacy.
      If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), unless such adoption, effectiveness or change is specific to an individual Lender, then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Upon determination in good faith that amounts will be owing pursuant to this Section 3.9, a Lender will give prompt notice thereof to the Borrower, which notice shall set forth the basis in reasonable detail of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations under this Section 3.9. Any amounts determined to be paid in error hereunder shall be promptly refunded to the Borrower, or applied to amounts owing hereunder, as such Lender may elect. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.10 Inability To Determine Interest Rate.
      If prior to the first day of any Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances arising after the date hereof affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period required shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

      3.11 Illegality.
      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender in good faith to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to a Eurodollar Loan shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender in good faith to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

      3.12 Requirements of Law.
      If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

            (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Loans made by it or its obligation to make Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

            (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

            (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or to reduce any amount receivable hereunder in respect thereof, unless such adoption or change is specific to an individual Lender, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.13 Taxes.

            (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non- Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof (or its "lending office" is located in a jurisdiction outside the United States) if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof or has its "lending office" located in a jurisdiction other than the United States of America or a state thereof shall:

                  (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                        (B) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                        (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (ii) in the case of any such Lender that is not a "bank"
            within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes and (D) will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claims, exemptions or reductions.

      Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection
      (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection
      (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            (c) Each Lender and the Agent agrees that if it subsequently recovers or receives a refund or credit in respect of the Non-Excluded Taxes paid by the Borrower under subsection (a) such Lender or Agent shall promptly repay the Borrower such refund or credit net of all out-of-pocket expenses related thereto; provided, however, that if, due to subsequent adjustment of such Non-Excluded Taxes, such Lender or Agent is required to repay such amount to the relevant taxing authority, the Borrower agrees to repay the Lender or the Agent the amount required to be repaid.

            (d) Each Lender that is a Lender incorporated under the laws of the United States or a state thereof or has its "lending office" located in the United States or a state thereof represents to the Borrower that it is entitled to an exemption from United States backup withholding tax.

      3.14 Indemnity.
      The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, other than loss or expenses due to a Lender solely arising by virtue of such Lender's default under
Section 2.1(c), (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY

      4.1 Guaranty of Payment.
      Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender and the Agent the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

      4.2 Obligations Unconditional.
      The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, and all Commitments under the Credit Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the

Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

      4.3 Modifications.
      Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

      4.4 Waiver of Rights.
      Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

      4.5 Reinstatement.
      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      4.6 Remedies.
     The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the

Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

      4.7 Limitation of Guaranty.
      Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      4.8 Rights of Contribution.
      The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

                                    SECTION 5

                              CONDITIONS PRECEDENT

      5.1 Closing Conditions.
      The obligation of the Lenders to enter into this Credit Agreement and make the initial Loans is subject to satisfaction of the following conditions:

            (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents; (iv) the Subordination Agreement and (v) all other Credit Documents, each in form and substance reasonably acceptable to the Agent in its sole discretion.

            (b) Corporate Documents. Receipt by the Agent of the following:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                  (ii) Bylaws. A copy of the bylaws of each Credit Party
            certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                  (iii) Resolutions. Copies of resolutions of the Board of
            Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                  (iv) Good Standing. Copies of (A) certificates of good
            standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

            (c) Financial Statements. Receipt by the Agent and the Lenders of the Borrower's quarterly report on Form 10-Q for the period ended February 1, 1997.

            (d) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, reasonably satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

            (e) Collateral. The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

                  (i) searches of Uniform Commercial Code ("UCC") filings in each jurisdiction where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens; and

                  (ii) duly executed UCC financing statements for each
            appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

            (f) Material Adverse Effect. There shall not have occurred a change since February 1, 1997 that has had or could reasonably be expected to have a Material Adverse Effect.

            (g) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

            (h) Officer's Certificates. The Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Borrower as of the Effective Date stating that the Borrower and each of the Borrower's Subsidiaries are in compliance in all material respects with all existing material financial obligations, no action, suit, investigation or proceeding is pending or, to the knowledge of such officer, threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, the financial statements and information delivered pursuant to Section 5.1(c) were prepared in good faith and using reasonable assumptions and immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Borrower and each of the Borrower's Subsidiaries is Solvent,
      (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

            (i) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent, including, without limitation, (A) the fees set forth in the Fee Letter and (B) an upfront fee to each Lender in an amount equal to 25 basis points of such Lender's total Commitment.

            (j) Borrowing Base Report. Receipt by the Agent of a Borrowing Base Report in the form of Exhibit 7.1(c), dated as of February 28, 1997.

            (k) Consulting Agreement. Receipt by the Agent of a copy of the Amended and Restated Consulting Agreement between Jesse S. Siegel and Henry I. Siegel Company, Inc., certified to be true and correct by an officer of the Henry I. Siegel Company, Inc.

            (l) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), property ownership and contingent liabilities of the Borrower and its Subsidiaries.

      5.2 Conditions to All Revolving Loans.
      In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Revolving Loans unless:

            (a) Notice. The Borrower shall have delivered a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1;

            (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

            (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

            (d) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) the sum of the Revolving Loans outstanding shall not exceed the lesser of (i) the Revolving Commitment Amount and (ii) the Borrowing Base Assets; and

            (e) Field Audit. The audit of the inventory, receivables and other assets of the Borrower and its Subsidiaries, to be completed by May 30, 1997, is satisfactory to the Lenders in all respects.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

      The Borrower and each of its Subsidiaries hereby represent to the Agent and each Lender that:

      6.1 Financial Condition.
      The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since February 1, 1997, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Agent.

      6.2 No Material Change.
      (a) Since February 1, 1997, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) from and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in the Borrower or any of its Subsidiaries nor has any of the capital stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value, except as is permitted by this Credit Agreement.

      6.3 Organization and Good Standing.
      Each Credit Party (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

      6.4 Due Authorization.
      Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

      6.5 No Conflicts.
      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except as could not have or be reasonably expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to its properties.

      6.6 Consents.
      Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party except as could not have or be reasonably expected to have a Material Adverse Effect.

      6.7 Enforceable Obligations.
      This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

      6.8 No Default.
      No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

      6.9 Ownership.
      Each Credit Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

      6.10 Indebtedness.
      The Credit Parties have no Indebtedness except (a) as set forth on
Schedule 6.10 and (b) as otherwise permitted by this Credit Agreement.

      6.11 Litigation.
      There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, the Borrower or any of its Subsidiaries which could have or might be reasonably expected to have a Material Adverse Effect.

      6.12 Taxes.
      Each Credit Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it.

      6.13 Compliance with Law.
      Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

      6.14 ERISA.
      Except as would not result or be reasonably expected to result in a Material Adverse Effect:

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan;
      (ii) no

      "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) Each Single Employer Plan has been funded in a manner that meets the requirements of Code section 412 and ERISA section 302.

            (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
      Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

            (f) Each Plan sponsored by the Borrower and its Subsidiaries which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

            (g) The representations made in this Section 6.14 that apply to any Multiemployer Plan or Multiple Employer Plan are made only to the knowledge of the Borrower, its Subsidiaries and each ERISA Affiliate.

      6.15 Subsidiaries.
      As of the Closing Date, the Borrower has no Subsidiaries other than as set forth on Schedule 6.15.

      6.16 Use of Proceeds; Margin Stock.
      The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T.

      6.17 Government Regulation.
      No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

      6.18 Environmental Matters.
            (a) Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (i) Each of the real properties owned or leased by a Credit
            Party (collectively, the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge that any such notice is being threatened.

                  (iii) Hazardous Materials have not been transported or
            disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                  (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real Properties or the Businesses.

                  (v) There has been no release or threat of release of
            Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, waste disposal) of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                  (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (vii) No Credit Party has assumed any liability of any Person
            (other than another Credit Party) under any Environmental Law.

            (b) The Borrower has adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

      6.19 Intellectual Property.
      Each Credit Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

      6.20 Solvency.
      Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

      6.21 Investments.
      All Investments of each Credit Party are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

      6.22 Chief Executive Office.
      Set forth on Schedule 6.22 is a list of the location of the chief executive office and principal place of business of each Credit Party.

      6.23 Disclosure.
      Neither this Agreement nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

      6.24 Licenses, etc.
      The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

      6.25 Collateral Documents.
      The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests, prior to all other Liens other than Permitted

Liens. Each of the representations and warranties made by the Borrower and its Subsidiaries in the Collateral Documents is true and correct in all material respects.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

      7.1 Information Covenants.
      The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, with respect to the consolidated financial statement described above, audited by BDO Seidman LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each fiscal quarter of the Borrower, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Borrowing Base Report. As soon as available and in any event within 15 days after the end of each month of the Borrower, a Borrowing Base Report, as of the end of the immediately preceding month substantially in the form of Exhibit 7.1(c) and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof.

            (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(d), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating calculation of the Leverage Ratio and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Borrower or any of its Subsidiaries.

            (f) Reports. Upon the written request of the Agent, all reports and written information to and from the Securities and Exchange Commission, United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (g) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to a the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

            (h) ERISA. Upon any of the Credit Parties obtaining knowledge thereof, the Borrower will give written notice to the Agent and each of the Lenders promptly of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA) to the extent the Borrower has (or is reasonably able to obtain) each such document.

            (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Agent may reasonably request.

      7.2 Financial Covenants.
            (a) Tangible Net Worth. As of the end of each fiscal quarter of the Borrower, the Tangible Net Worth shall be greater than or equal to the sum of (i) $75,000,000 plus (ii) 50% of Net Income (as calculated at the end of each fiscal year beginning with the 1997 fiscal year) of the Borrower and its Subsidiaries, on a consolidated basis, without deduction for losses.

            (b) Fixed Charge Ratio.

                  (i) As of the end of the second fiscal quarter of 1997, for the six month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to .85 to 1.0;

                  (ii) As of the end of the third fiscal quarter of 1997, for the nine month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.1 to 1.0; and

                  (iii) As of the end of the fourth fiscal quarter of 1997 and as of the end of each of the first three fiscal quarters of 1998, for the twelve month period ending on each such date, the Fixed Charge Ratio shall be greater than or equal to 1.1 to 1.0; and

                  (iv) As of the end of each fiscal quarter thereafter, for the twelve month period ending on each such date, the Fixed Charge Ratio shall be greater than or equal to 1.25 to 1.0.

            (c) Working Capital Ratio. As of the end of each fiscal quarter of the Borrower, the ratio of (i) an amount equal to Current Assets less cash and Cash Equivalents of the Borrower and its Subsidiaries to (ii) an amount equal to Current Liabilities (other than Loans outstanding under this Credit Agreement) less CMLTD less current Capital Leases of the Borrower and its Subsidiaries shall be greater than or equal to 2.5 to 1.0.

            (d) Debt to Capitalization Ratio. As of the end of each fiscal quarter of the Borrower, the ratio of (i) Funded Debt of the Borrower and its Subsidiaries to (ii) an amount equal to the sum of (A) the amount determined in subsection (i) plus (B) an amount equal to the sum of all capital stock, capital surplus and retained earnings less treasury stock and common stock expenses of the Borrower and its Subsidiaries, all as determined in accordance with GAAP, shall be less than or equal to .50 to 1.0.

      7.3 Preservation of Existence and Franchises.
      Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or where the failure to preserve or keep in full force and effect could not have or be reasonably expected to have a Material Adverse Effect.

      7.4 Books and Records.
      Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

      7.5 Compliance with Law.
      Each of the Credit Parties will comply in all material respects with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws), except where challenged by appropriate proceedings or where the failure to so comply could not have or be reasonably expected to have a Material Adverse Effect.

      7.6 Payment of Taxes and Other Indebtedness.
      Each of the Credit Parties will pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

      7.7z Insurance.
      Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

      7.8 Maintenance of Property.
      Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, except if such noncompliance would not cause or be reasonably expected to cause a Material Adverse Effect.

      7.9 Performance of Obligations.
      Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except where challenged by appropriate proceedings or where the failure to so comply could not have or be reasonably expected to have a Material Adverse Effect.

      7.10 Collateral.
      Upon the request of the Agent and at its own expense, take such action as is necessary to ensure that the Lenders have a first priority perfected Lien in all of the Collateral, subject only to Permitted Liens.

      7.11 Use of Proceeds.
      The Credit Parties will use the proceeds of the Loans solely (a) to refinance the outstanding principal balance of the Existing Credit Agreement,
(b) to pay related fees and expenses in connection with the foregoing, and (c) to provide for working capital and general corporate needs of the Borrower and its Subsidiaries.

      7.12 Audits/Inspections.
     Upon reasonable notice and during normal business hours and in a manner than will not unreasonably interfere with its business operations, each Credit Party will permit representatives appointed by the Agent (which representatives may be accompanied by representatives of the Lenders), including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the

Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, including, without limitation, the performance of collateral valuation reviews from time to time to assess the composition of the Borrowing Base Assets, and to discuss all such matters with the officers, employees and representatives of the Credit Parties subject to the provisions of Section 11.17

      7.13 Additional Credit Parties.
      At the time any Person becomes a direct or indirect Domestic Subsidiary of the Borrower, the Borrower shall so notify the Agent and promptly thereafter (but in any event within 10 days after the date thereof) shall cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.13, and (b) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agent.

      7.14 Stock Certificates.

      On or before April 17, 1997, the Borrower shall deliver to the Agent all stock certificates evidencing the stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto.

                                    SECTION 8

                               NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

      8.1 Indebtedness.
      The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness as referenced in Section 6.10 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable, in the aggregate, to such Person than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

            (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

            (d) Indebtedness owing by one Credit Party to another Credit Party of from one Foreign Subsidiary to another Foreign Subsidiary;

            (e) purchase money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; provided that (i) the total of all such Indebtedness shall not exceed $5,000,000; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (f) Indebtedness incurred in connection with improvements of existing facilities not to exceed $5,000,000 in the aggregate;

            (g) obligations evidenced by interest rate protection agreements or currency exchange agreements entered into in the ordinary course of business and not for investment or speculative reasons; and

            (h) Indebtedness incurred on a basis fully subordinate to the Credit Party Obligations, for a term longer than the Maturity Date, evidenced by documentation in form and substance acceptable to the Lenders in their sole discretion.

      8.2 Liens.
      The Borrower will not, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

      8.3 Nature of Business.
      The Borrower will not, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

      8.4 Consolidation and Merger.
      The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, any Credit Party may be merged or consolidated with or into the Borrower or any other Credit Party if (a) such transaction is between the Borrower and another Credit Party, the Borrower is the continuing or surviving corporation; (b) the Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties; and (c) after giving effect thereto no Default or Event of Default exists.

      8.5    Sale or Lease of Assets.

      The Borrower will not, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business and (d) the sale of up to 2,229,999 of the voting shares of h.i.s. sportswear AG as long as the proceeds of such sale are forwarded to the Lenders in accordance with Section 3.3(b)(ii).

      8.6 Sale Leasebacks.
      rrower will not, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

      8.7 Advances, Investments and Loans.
      The Borrower will not, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

      8.8 Restricted Payments.
      The Borrower will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any such shares), or set aside any funds for any of the foregoing purposes; provided that: (a) dividends or payments may be paid from the Borrower's Subsidiaries to the Borrower; (b) dividends may be paid from the Borrower to its stockholders; provided, that any such dividends paid during a fiscal year may not exceed 50% of the Net Income of Borrower earned subsequent to November 2, 1996; and (c) the Borrower may use proceeds from the sale of shares of h.i.s. sportswear AG, permitted in accordance with the terms of this Credit Agreement, to pay dividends or to redeem, retire or purchase shares to the extent such proceeds are not required to be paid to the Lenders pursuant to Section 3.3(b)(ii).

      8.9 Transactions with Affiliates.
      The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, Subsidiary or Affiliate. It is acknowledged that the Amended and Restated Consulting Agreement, dated as of September 23, 1988, between Henry I. Siegel Company, Inc. and Jesse S. Siegel is in conformance with this Section 8.9.

      8.10 Fiscal Year; Organizational Documents.
      The Borrower will not, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect.

      8.11 Negative Pledges.
      The Borrower will not, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

      8.12 Consulting Fees.
      The Borrower will not, nor will it permit any of its Subsidiaries to, pay any consulting fee or other compensation to Mr. Jesse S. Siegel (or any other Affiliate of the Borrower) in excess of $500,000 during any fiscal year, including without limitation the payment or reimbursement of any expenses, but excluding, however, any payment of fees and expenses paid to Jesse S. Siegel as a director of the Borrower on terms comparable to the terms upon which such fees and expenses are paid to independent directors of the Borrower. Furthermore, during the existence and continuation of an Event of Default pursuant to Section 9.01(a) hereof, the Borrower will not, nor will it permit any of its Subsidiaries to, pay any consulting fee or other compensation to Mr. Jesse S. Siegel whatsoever other than any payment of fees and expenses paid to Jesse S. Siegel as a director of the Borrower on terms comparable to the terms upon which such fees and expenses are paid to independent directors of the Borrower.

                                   SECTION 9

                                EVENTS OF DEFAULT

      9.1 Events of Default.
      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or (ii) within five days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

            (b) Representations. Any representation, warranty or statement made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made.

            (c) Covenants. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.6, 7.10, 7.11, 7.12, 7.13, 7.14 or 8.1 through 8.12 inclusive after the earlier of an officer of the Borrower becoming aware of such default or notice thereof given by the Agent; or

                  (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1 and such default shall continue unremedied for a period of ten Business Days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent; or

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

            (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Agent and/or the Lenders the security interests and liens, or the material rights, powers and privileges purported to be created thereby.

            (e) Guaranties. The guaranty given by the Guarantors hereunder or any Additional Credit Party hereafter or any material provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

            (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

            (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or
      (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

            (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $1,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

            (i) ERISA. The occurrence of any of the following events or conditions if such occurrence could have or be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of

      (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
      Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

      (j) Ownership. There shall occur a Change of Control.

      9.2 Acceleration; Remedies.
      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been cured or waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

            (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against each or any Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate

"creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

      9.3 Allocation of Payments After Event of Default.
      Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances (as set forth in Section 7 of the Pledge Agreement) made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

            SECOND, to payment of any fees owed to the Agent;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

            FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

            FIFTH, to the payment of the outstanding principal amount of the Loans, pro rata, as set forth below;

            SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

            SEVENTH, to the payment of the surplus, if any, to the Borrower or whoever may be lawfully entitled to receive such surplus as a court of competent jurisdiction may direct.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above.

                                   SECTION 10

                                AGENCY PROVISIONS

      10.1 Appointment.
     Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other

Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

      10.2 Delegation of Duties.
      The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      10.3 Exculpatory Provisions.
      Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

      10.4 Reliance on Communications.
      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

      10.5 Notice of Default.
      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

      10.6 Non-Reliance on Agent and Other Lenders.
      Each Lender expressly acknowledges that neither the Agent, NationsBanc Capital Markets, Inc. ("NCMI") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent, NCMI or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent or NCMI to any Lender. Each Lender represents to the Agent and NCMI that it has, independently and without reliance upon the Agent or NCMI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, NCMI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent and NCMI shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent, NCMI or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.7 Indemnification.
      The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

      10.8 Agent in Its Individual Capacity.
      The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

      10.9 Successor Agent.
      The Agent may, at any time, resign upon 30 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent from among the Lenders, if possible, provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this
Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS

      11.1 Notices.
      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

      11.2 Right of Set-Off.
      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

      11.3 Benefit of Agreement.
            (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section
      11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof but no such assignment shall relieve the assigning Lender of its obligations hereunder.

            (b) Assignments. Each Lender may, with the prior written consent of the Borrower and the Agent (provided that no consent of the Borrower shall be required during the existence and continuation of a Default or an Event of Default), which consent shall not be unreasonably withheld or delayed (it being agreed that the Borrower withholding consent in connection with any assignment that would result in a nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan would be deemed reasonable), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

            By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

            (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including any Term Loan amortization payment or the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited, (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof and (v) no such participation shall result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

      11.4 No Waiver; Remedies Cumulative.
      No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      11.5 Payment of Expenses; Indemnification.

      The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries and (b) indemnify the Agent and each Lender, and each of their Affiliates, officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim (other than losses, liabilities, claims, damages or expenses incurred as a result of gross negligence or willful misconduct on the part of the Person to be indemnified) and (iii) any claims for Non-Excluded Taxes.

      11.6 Amendments, Waivers and Consents.
      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

            (a) extend the final maturity of any Loan or any portion thereof or postpone any other date fixed for any payment of principal (including any scheduled amortization of a principal payment on the Term Loan) or any date for a mandatory prepayment;

            (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

            (c) reduce or waive the principal amount of any Loan;

            (d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

            (e) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder;

            (f) release the Borrower or substantially all of the other Credit Parties from its obligations under the Credit Documents;

            (g) amend, modify or waive any provision of this Section or Section 3.4, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 9.1(a), 11.2, 11.3 or
      11.5;

            (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

            (i) consent to the assignment or transfer by the Borrower or of any of its rights and obligations under (or in respect of) the Credit Documents.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      11.7 Counterparts.
      This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

      11.8 Headings.
      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      11.9 Defaulting Lender.
      Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

      11.10 Survival of Indemnification and Representations and Warranties.
      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

            11.11 Governing Law; Jurisdiction.
            (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina (including Mecklenburg County, North Carolina) or of the United States for the Western District of North Carolina and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.12 Waiver of Jury Trial.
      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      11.13 Time.
      All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

      11.14 Severability.
      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      11.15 Entirety.
      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      11.16 Binding Effect.
      This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

      11.17 Confidentiality.
      Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.12 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by the provisions of this Section 11.17 or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party not bound by any confidentiality obligation to a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17.

      11.18 Amendment and Restatement of Existing Credit Agreement.
      Upon this Credit Agreement becoming effective, (a) the Existing Credit Agreement shall automatically be deemed amended and restated by this Credit Agreement, (b) the Commitments under the Existing Credit Agreement (as defined therein) shall automatically be terminated, and (c) the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be canceled and the Lenders agree to return such notes to the Borrower and the lenders party to the Existing Credit Agreement shall no longer have any obligations thereunder.

      11.19 Release of Collateral.
      Subsequent to the sale of shares of h.i.s. sportswear AG permitted in accordance with the terms of this Credit Agreement and receipt by the Lenders of the amount of proceeds received therefrom in accordance with the terms of

Section 3.3(b)(ii), the Lenders agree, upon the written request and at the expense of the Borrower, to take such action as is necessary to terminate the Pledge Agreement and release the Collateral consisting of the shares of h.i.s. sportswear AG. The Lenders authorize the Agent to execute and deliver such documentation or to take such other action as is necessary to give effect to this Section 11.19, and the Agent agrees to notify the Lenders should it deliver any such release documents

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                                    CHIC BY H.I.S, INC.,
                                    a Delaware corporation

                                 By:
                                 Name:
                                 Title:

GUARANTORS:

                                    HENRY I. SIEGEL COMPANY, INC.,
                                    a Delaware corporation

                                 By:
                                 Name:
                                 Title:

                                    CHIC HOLDINGS CORP.,
                                    a Delaware corporation

                                 By:
                                 Name:
                                 Title:

                                    CHIC BY H.I.S LICENSING CORPORATION,
                                    a Delaware corporation

                                 By:

                                 Name:
                                 Title:

                                    H.I.S LIMITED,
                                    a Delaware corporation

                                 By:
                                 Name:
                                 Title:

                                    H.I.S. KENTUCKY, INC.,
                                    a Delaware corporation

                                 By:
                                 Name:
                                 Title:

LENDERS:

                                    NATIONSBANK, N.A.,

                                        individually in its capacity as a Lender
                                    and in its capacity as Agent

                                 By:
                                 Name:
                                 Title:

                                    FLEET BANK, N.A.

                                 By:
                                 Name:
                                 Title:

                                 Schedule 1.1(a)
                             Schedule of Lenders and
                                   Commitments

                                        Revolving                       Term
                         Revolving        Loan        Term Loan         Loan
                         Committed     Commitment     Committed      Commitment
     Lender               Amount       Percentage      Amount        Percentage
     ------             -----------    ----------   --------------   ----------
NationsBank, N.A.       $20,000,000      66.66%     $13,333,333.33      66.66%
Fleet Bank, N.A.        $10,000,000      33.33%     $ 6,666,666.67      33.33%

                                  Schedule 6.10

                                  Indebtedness

                                  Schedule 6.15

                                  Subsidiaries

                                  Schedule 6.22

                             Chief Executive Offices

                                  Schedule 8.2

                                      Liens

                                  Schedule 11.1

                                     Notices

                                    Address
                                  for Funding                   Address for
      Lender                      and Payments                 Other Notices
      ------                      ------------                 -------------

NationsBank, N.A.              NationsBank, N.A.            NationsBank, N.A.
                               Agency Services              NationsBank
                               Independence Center          Corporate Center -
                               15th Floor                   8th Floor
                               Charlotte, NC  28255         Charlotte, NC 28255
                               Attn: Laura Thompson         Attn: Tad Gray
                               Ph:                          Ph: (704)386-1253
                               Fax:                         Fax: (704)

      Borrower               Address for all Notices
      --------               -----------------------

Kentucky Derby Hosiery       123 West Seventh Street
Co., Inc.                    Hopkinsville, KY  42240
                             Attn: Robert D. Adams
                             Ph:
                             Fax:

                                  Schedule 11.1
                                     Notices

Borrower

CHIC BY H.I.S, INC.
1372 Broadway
12th Floor
New York, NY  10018
Attn:       Christine A. Hadjigeorge
            Chief Financial Officer
Phone:      (212) 302-6400
Fax:        (212) 819-9172

Guarantors

[Name of Guarantor]
c/o Chic by H.I.S, Inc.
1372 Broadway
12th Floor
New York, NY  10018
Attn:
Phone:      (212) 302-6400
Fax:        (212) 819-9172

Agent and Lender

NATIONSBANK, N.A.
NationsBank Corporate Center
100 N. Tryon Street
8th Floor
Charlotte, NC  28255
Attn:       Joseph R. Netzel
Phone:      (704) 386-1185
Fax:        (704) 386-1270

FLEET BANK, N.A.
1133 Avenue of the Americas
New York, NY  10036
Attn:       Kurt Pohmer
Phone:      (212) 703-1853
Fax:        (212) 703-1574

                                     FORM OF
                               NOTICE OF BORROWING

TO:   NATIONSBANK, N.A., as Agent
      100 N. Tryon Street
      Charlotte, North Carolina  28255

RE: Amended and Restated Credit Agreement entered into as of March ___, 1997 among Chic by H.I.S, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, NationsBank, N.A., as Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE: _____________, 199__

--------------------------------------------------------------------------------

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, 199__ at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Revolving Loans, the aggregate amount of outstanding Revolving Loans will be $_________, which is less than or equal to the lesser of (a) the Revolving Committed Amount and (b) the Borrowing Base Assets.

3. The interest rate option applicable to the requested Revolving Loans shall be:

   a.    ________   the Adjusted Base Rate

   b.    ________   the Adjusted Eurodollar Rate for an Interest Period of:

         ________ one month
         ________ two months
         ________ three months
         ________ six months

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing.

6. No Material Adverse Effect has occurred since the Closing Date.

                                       CHIC BY H.I.S, INC.


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                     FORM OF
                        NOTICE OF CONTINUATION/CONVERSION

TO:   NATIONSBANK, N.A., as Agent
      100 N. Tryon Street
      Charlotte, North Carolina  28255

      RE: Amended and Restated Credit Agreement entered into as of March ___, 1997 among Chic by H.I.S, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, NationsBank, N.A., as Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE: _____________, 199__

--------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Revolving Loans or Term Loans in the amount of $__________ currently accruing interest at __________ be continued or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the continuation or conversion of all or part of the existing Revolving Loans or Term Loans shall be:

   a.    ________    the Adjusted Base Rate

   b.    ________    the Adjusted Eurodollar Rate for an Interest Period of:

         ________ one month
         ________ two months
         ________ three months
         ________ six months

4. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Continuation/Conversion.

                                 CHIC BY H.I.S, INC.


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                                                 Exhibit 2.5 (a)
                                                         to Amended and Restated
                                                                Credit Agreement

                                     FORM OF
                       AMENDED AND RESTATED REVOLVING NOTE

$____________                                                 ____________, 199_

      FOR VALUE RECEIVED, Chic by H.I.S, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of NationsBank, N.A. (the "Agent") as set forth in that certain Amended and Restated Credit Agreement entered into as of March ___, 1997 among the Borrower, the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders named therein (including the Lender) and NationsBank, N.A., as Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the principal sum of $______________ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Revolving
Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information absent manifest error.

      The Borrower hereby waives presentment, demand, protest, notice of protest and any other notice with respect to this Revolving Note.

      THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

                                       CHIC BY H.I.S, INC.


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                     FORM OF
                       AMENDED AND RESTATED TERM LOAN NOTE

$____________                                                    March ___, 1997

      FOR VALUE RECEIVED, Chic by H.I.S, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of NationsBank, N.A. (the "Agent") as set forth in that certain Amended and Restated Credit Agreement entered into as of March ___, 1997 among the Borrower, the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders named therein (including the Lender) and NationsBank, N.A., as Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the principal sum of $______________ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Term Loan Notes referred to in the Credit Agreement and evidences Term Loans made by the Lender thereunder. Capitalized terms used in this Term Loan Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Term Loans evidenced by this Term Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Term Loans upon the terms and conditions specified therein. In the event this Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Term Loan
Note in respect of the Term Loans to be evidenced by this Term Loan Note, and each such recordation or endorsement shall be prima facie evidence of such information absent manifest error.

      The Borrower hereby waives presentment, demand, protest, notice of protest and any other notice with respect to this Term Loan Note.

      THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be executed as of the date first above written.

                                       CHIC BY H.I.S, INC.


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                                                  Exhibit 7.1(c)
                                                                              to
                                                            Amended and Restated
                                                                Credit Agreement

                                     FORM OF
                              BORROWING BASE REPORT

TO:   NATIONSBANK, N.A., as Agent
      100 N. Tryon Street
      Charlotte, North Carolina  28255

RE: Amended and Restated Credit Agreement entered into as of March ___, 1997 among Chic by H.I.S, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, NationsBank, N.A., as Agent and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE: _____________, 199___

--------------------------------------------------------------------------------

      Pursuant to the terms of the Credit Agreement, I ___________, chief financial officer of Chic by H.I.S, Inc. hereby certify that, as of the calendar month ended _________, 199__, the statements below are accurate and complete in all respects (all capitalized terms used below have the meanings set forth in the Credit Agreement):

1. (a)   Eligible Receivables (See Schedule 1
         attached hereto)                                $_________

   (b)   80% of Eligible Receivables                     $_________

2. (a)   Eligible Inventory (See Schedule 1
         attached hereto)                                $_________

   (b)   50% of Eligible Inventory                       $_________

3. Total Borrowing Base Assets
   (Line 1(b) plus Line 2(b))                            $_________

4. Revolving Committed Amount                            $_________

5. Aggregate Outstanding Revolving Loans
   under the Credit Agreement                            $_________


6. Availability under Credit Agreement

   (the lesser of (i) Line 3 minus Line 5
   and (ii) Line 4 minus Line 5)                         $_________

If line 6 is a positive number, the Borrower has availability under the Credit Agreement in the amount shown. If line 6 is a negative number, the Borrower shall immediately prepay the Revolving Loans in an amount sufficient as to be in compliance with the terms of the Credit Agreement.

                                       CHIC BY H.I.S, INC.


                                       By:
                                          ---------------------------------
                                             Chief Financial Officer

                       SCHEDULE 1 TO BORROWING BASE REPORT

1. Eligible Receivables:

   Total Accounts Receivable                                   $________

-  Reserves                                                    $________

-  Accounts Receivable more than 89 days
   past due                                                    $________

-  Accounts Receivable subject to any Lien
   (other than Permitted Liens)                                $________

-  Accounts Receivable for obligations that
   have not been fully performed or that are
   subject to dispute                                          $________

-  Accounts Receivable with respect to which
   the obligor is (i) past due on 50%
   of its obligations to the Credit Parties                    $________

-  Accounts Receivable with respect to which
   the obligor is (i) an Affiliate of the
   Borrower or one of its Subsidiaries, (ii)
   located outside of the United States or
   Canada or (iii) the government of the
   United States or an agency of the
   government of the United States                             $________

=  Eligible Receivables                                        $________

2. Eligible Inventory:

Total Inventory (the lower of the aggregate
cost (valued by the FIFO method) or fair
market value of all raw materials, work in
process and finished goods inventory)                          $________


-  Reserves                                                    $________

-  Inventory subject to any Lien other than
   Permitted Liens; provided that any
   Inventory subject to a purchase money Lien
   shall not be deemed to be Eligible
   Inventory                                                   $________

-  Inventory which is not in good condition
   or fails to meet standards for sale or use
   imposed by governmental agencies,
   departments or divisions having regulatory
   authority over such goods                                   $________

-  Inventory which is not useable or saleable
   at prices approximating their cost in the
   ordinary course of the applicable Credit
   Party's business (including without
   duplication the amount of any reserves for
   obsolescence, unsalability or decline in
   value)                                                      $________

-  Inventory which is not located in the
   United States                                               $________

-  Inventory which is leased or on
   consignment                                                 $________

=  Eligible Inventory                                          $________

                                   MEMORANDUM

TO:         Those Parties On The Attached Distribution List

FROM:       Molly McGill
            Moore & Van Allen, PLLC

DATE:       November 11, 1997

RE:         Conseco, Inc. $1.4 Billion Five-Year Credit Facility

      Enclosed herewith please find a cover letter from James S. Adams of Conseco and the Third Amendment to the Credit Agreement, together with thirty-five (35) signature pages for execution in connection with the above-referenced transaction.

      Conseco has scheduled a conference call on Monday, November 17, 1997, at 3:00 p.m. EST, to discuss the Third Amendment and its issuance of the Unit Securities referred to therein. The call-in number for the conference call is 1-800-369-1774. The pass code is 7699722.

      Please fax to Betty Robinson, my paralegal, at (704) 331-1159 an executed signature page by no later than 3:00 p.m.Wednesday, December 3, 1997. Please execute the enclosed signature pages and return to Betty Robinson via overnight mail for delivery on Thursday, December 4, 1997.

      Thank you.


KAM:bsw
Enclosures

                                  CONSECO, INC.
                                DISTRIBUTION LIST

Mr. Dan Murphy
Conseco, Inc.
11815 N. Pennsylvania Street
Carmel, IN  46032

Phone: (317) 817-6926
Fax:   (317) 817-2161

Mr. Jim Miller
NationsBank of Texas, N.A.
901 Main Street, 66th Floor
Dallas, TX 75202

Phone: 214-508-0559
Fax:   214-508-0604

Mr. Dan Streiff
Bank of Montreal
115 S. LaSalle Street
12th Floor
Chicago, IL  60603

Phone: 312-750-3775
Fax:   312-845-2199

Ms. Melanie Shorofsky
Bank of New York
One Wall Street, 17th Floor
New York, NY  10286

Phone: 212-635-6482
Fax:   212-809-9520

Ms. Sally Morris
Bank of Tokyo/Mitsubishi Trust
1251 Avenue of Americas
12th Floor
New York, NY  10020-1104

Phone: 212-782-4327
Fax:   212-782-4935

Mr. Tim Stambaugh
Bank One Texas
1717 Main Street, 4th Floor
Dallas, TX  75201

Phone: 214-290-2077
Fax:   214-290-2332

Mr. Steve Reynolds
Canadian Imperial Bank of Commerce
425 Lexington Avenue
8th Floor
New York, NY  10017

Phone: 212-856-3566
Fax:   212-856-3613

Mr. Phil Coosaia
Comerica Bank
500 Woodward Avenue
Detroit, MI  48226-3269

Phone: 313-222-7044
Fax:   313-222-9516

Ms. Debra Basler
Bank of America
231 South LaSalle Street
Chicago, IL  60697

Phone: 312-828-4854
Fax:   312-987-0889

Ms. Verna Prentice
Corestates Bank
1339 Chestnut Street
Location Code FC 1-8-8-4
Philadelphia, PA  19107

Phone: 215-973-3632
Fax:   215-786-4114

Mr. Peter Rasmussen
Credit Lyonnais
1301 Avenue of Americas
New York, NY  10019

Phone: 212-261-7718
Fax:   212-261-3401

Ms. Susan Maros
Deutsche Bank
31 West 52nd Street
New York, NY  10019

Phone: 212-469-8104
Fax:   212-469-8366

Mr. Fred Crawford
First National Bank of Chicago
One First National Plaza
Mail Suite 005
Chicago, IL  60670-0085

Phone: 312-732-5664
Fax:   312-732-4033

Ms. Mildred Jones
Fleet National Bank
777 Main Street, CTMO-0250
Hartford, CT  06115

Phone: 860-986-2678
Fax:   860-986-1264

Mr. Jim Bell
The Fuji Bank, Limited
225 West Wacker Drive, Suite 2000
Chicago, IL  60606

Phone: 312-621-0526
Fax:   312-621-0539

Mr. Butch Mayer
First Union National Bank of
North Carolina
One First Union Center DC-5
Charlotte, NC  28288-0735

Phone: 704-374-6628
Fax:   704-383-7611

Mr. Brady Sadek/ Mr. Tom Sterr
Long Term Credit Bank of Japan
190 South LaSalle Street, Suite 800
Chicago, IL  60603

Phone: 312-704-5455
Fax:   312-704-8505

Mr. Richard Ault
Sanwa Bank
10 South Wacker Drive
31st Floor
Chicago, IL  60606

Phone: 312-368-3011
Fax:   312-346-6677

Ms. Laura Hope
Societe Generale
1221 Avenue of Americas
New York, NY  10020

Phone: 212-278-7154
Fax:   212-278-7153

Mr. Chris Black
SunTrust Bank
200 S. Orange Avenue 0-1043
Orlando, FL  32802

Phone: 407-237-2467
Fax:   407-237-6894

Mr. Phil Truesdale
Banque Nationale de Paris
499 Park Avenue
New York, NY 10022

Phone: 212-415-9719
Fax:   212-415-9695

Mr. Peter Platten
The Chase Manhattan Bank
One Chase Plaza, 4th Floor
New York, NY  10081

Phone: 212-552-3972
Fax:   212-552-1999

Mr. Jay Chall
Credit Suisse First Boston
11 Madison Avenue
20th Floor
New York, New York  10010

Phone: 212-325-9010
Fax:   212-325-8320

Ms. Vicki DeMar
Mitsubishi Trust & Banking Corp.
311 South Wacker Drive
Suite 6300
Chicago, IL 60606

Phone: 312-408-6004
Fax:   312-663-0863

Ms. Terri L. Cable
c/o ATTN:  Lisa Gargas
National City Bank
1900 East 9th Street
10th Floor
Locator 2104
Cleveland, OH 44114

Phone: 216-575-3354
Fax:   216-575-9396

Mr. David Dougan
The Royal Bank of Scotland p/c
Wall Street Plaza
88 Pine Street, 26th Floor
New York, NY  10005

Phone: 212-269-0938
Fax:   212-269-8929

Ms. Sharon Weinstein
KeyBank National Association
MC OH-01-27-0606
127 Public Square
Cleveland, OH 44114-1306

Phone: 216-689-4228
Fax:   216-689-4981

Mr. Thomas D. Gibbons
Star Bank
425 Walnut Street
MS 8160
Cincinnati, OH 45201

Phone: 513-287-8313
Fax:   513-632-2068

Mr. Rohn Laudenschlager
The Yasuda Trust & Banking Co.
666 5th Avenue, Suite 801
New York, New York 10103

Phone:  212-373-5713
Fax:    212-313-5796

Mr. Sean O'Sullivan
Bayerische Landesbank Girozentrale
560 Lexington Avenue
17th Floor
New York, NY 10022

Phone: 212-310-9913
Fax:   212-310-9868

Mr. Mark Monson
Commerzbank AG, Chicago Branch
311 South Wacker Drive
Suite 5800
Chicago, IL 60606

Phone: 312-408-6910
Fax:   312-435-1486

Mr. Ronald Stazuk
The Sakura Bank, Limited
227 West Monroe Street
Suite 4700
Chicago, IL 60606

Phone: 312-782-3144
Fax:   312-332-5345

Mr. Tim Brown
US Bank National Association
Financial Services Division
First Bank Place
MPFP 0704
601 2nd Avenue, South
Minneapolis, Minnesota 55402-4302

Phone: 612-973-0661
Fax:   612-973-0832

Mr. Jim Beckett
The Sumitomo Bank, Ltd.
233 South Wacker Drive
Suite 4800
Chicago, Illinois 60606-6448

Phone: 312-876-7794
Fax:   312-876-6436

                                     FORM OF
                              ASSIGNMENT AGREEMENT

      Reference is made to that certain Amended and Restated Credit Agreement entered into as of March ___, 1997 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among Chic by H.I.S, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders identified therein and NationsBank, N.A., as Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

      1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage of the Assignor on the Effective Date, (b) the interests set forth below in the Term Loan Commitment Percentage of the Assignor on the Effective Date and (c) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

      2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest and the Loans and Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Loans or Participation Interests.

      3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

      4. This Assignment shall be effective only upon (a) the consent of the Borrower and the Agent to the extent required under Section 11.3 of the Credit Agreement and (b) delivery to the Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement.

      5. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Credit Agreement as to the terms set forth in paragraph 2 of Section 11.3(b) of the Credit Agreement.

      6. This Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.

      7.    Terms of Assignment

      (a)   Date of Assignment                              __________________

      (b)   Legal Name of Assignor                          __________________

      (c)   Legal Name of Assignee                          __________________

      (d)   Effective Date of Assignment                    __________________

      (e)   Revolving Loan Commitment
            Percentage assigned                             __________________%

      (f)   Total Revolving Loans
            outstanding as of Effective Date                $________________

      (g)   Principal Amount of Revolving
            Loans assigned on Effective Date
            (the amount set forth in (f)
            multiplied by the percentage set
            forth in (e))                                   $________________

      (h)   Revolving Committed Amount                      $________________

      (i)   Principal Amount of Revolving
            Committed Amount Assigned on the
            Effective Date (the amount set
            forth in (h) multiplied by the
            percentage set forth in (e))                    $________________

      (j)   Principal Amount of Revolving
            Committed Amount of Assignor
            after Effective Date                            $________________

      (k)   Principal Amount of Revolving
            Committed Amount of Assignee
            after Effective Date                            $________________

      (l)   Term Loan Commitment
            Percentage assigned                              ________________%

      (m)   Total Term Loans
            outstanding as of Effective Date                $________________

      (n)   Principal Amount of Term Loans
            assigned on Effective Date (the
            amount set forth in (m)
            multiplied by the percentage set
            forth in (l))                                   $________________

      (o)   Term Loan Committed Amount                      $________________

      (p)   Principal Amount of Term Loan
            Committed Amount Assigned on the
            Effective Date (the amount set
            forth in (o) multiplied by the
            percentage set forth in (l))                    $________________

      (q)   Principal Amount of Term Loan
            Committed Amount of Assignor
            after Effective Date                            $________________

      (r)   Principal Amount of Term Loan
            Committed Amount of Assignee
            after Effective Date                            $________________

The terms set forth above are hereby agreed to:

_______________________, as Assignor


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


_______________________, as Assignee


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


                                          CONSENTED TO (if applicable):

                                          CHIC BY H.I.S, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          NATIONSBANK, N.A., as Agent


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------